Exhibit 99.1

PHH CORPORATION ANNOUNCES PRICING OF SENIOR NOTES

Mt. Laurel, NJ — August 9, 2012 — PHH Corporation (NYSE:PHH) (“PHH”) today announced the pricing of $275 million ($25 million more than previously announced) in aggregate principal amount of 7.375% Senior Notes due 2019 (the “notes”) at an issue price of 100%, plus accrued interest from August 23, 2012.  Initially, the notes will not be guaranteed by any of PHH’s subsidiaries. The notes will be PHH’s senior unsecured obligations and will rank equally with all of its existing and future senior unsecured debt and senior to all of its existing and future subordinated debt. PHH expects to close the notes offering on or about August 23, 2012, subject to the satisfaction of various customary closing conditions.

BofA Merrill Lynch, J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., RBC Capital Markets, LLC, RBS Securities Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering. BNY Mellon Capital Markets, LLC, CIBC World Markets Corp., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Scotia Capital (USA) Inc. are acting as co-managers.

PHH intends to use the net proceeds of the offering, along with cash on hand, to repurchase up to approximately $418 million outstanding aggregate principal amount of its 7.125% Notes due 2013 (the “2013 notes”) by means of its previously announced tender offer and to pay related fees and expenses.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made by means of a prospectus supplement and an accompanying prospectus only. Copies of the prospectus supplement and the accompanying prospectus can be obtained by contacting BofA Merrill Lynch, 222 Broadway, 7th Floor, New York, NY 10080, Attention: Prospectus Department, 800-294-1322 or by e-mail: dg.prospectus_requests@baml.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at 866-803-9204; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, 888-603-5847 or by e-mail: barclaysprospectus@broadridge.com; Citigroup Global Markets Inc., Attention: Prospectus Department, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220 or by telephone at 877-858-5407; RBC Capital Markets, LLC, Attention: High Yield Capital Markets, Three World Financial Center, 200 Vesey Street, 10th Floor, New York, NY 10281-8098, 877-280-1299 or by e-mail: CM-USA-Prospectus@rbc.com; RBS Securities Inc., 866-884-2071; or from Wells Fargo Securities, LLC, (800) 326-5897 or by e-mail: cmclientsupport@wellsfargo.com. Alternatively, you may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at http://www.sec.gov/. Before you invest, you should read the prospectus supplement related to the offering, the accompanying prospectus and other documents incorporated by reference in the prospectus supplement and the accompanying prospectus for more complete information about this offering.

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading provider of business process management services for the mortgage and fleet industries. Its subsidiary, PHH Mortgage, is one of the largest originators of residential mortgages in the United States,(1) and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. PHH is dedicated to delivering premier customer service and providing value-added solutions to its clients.

(1)   Inside Mortgage Finance, Copyright 2012.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the prospectus supplement related to the offering and in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Contact Information:

Investors

Jim Ballan

jim.ballan@phh.com

856-917-4311

Media

Dico Akseraylian

dico.akseraylian@phh.com

410-771-2038

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